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EXHIBIT 10.15
                                     [LOGO]

                        EMPIRE FINANCIAL HOLDING COMPANY
          Reliable Service Personalized Answers, Surprisingly Low Fees.



                                                              February 13, 2002



Centennial Capital Management, Inc.
999 Peachtree Street, N.E., Suite 2670
Atlanta, GA 30309
Attention:  Rodger E. Rees

Dear Mr. Rees:

         This letter agreement (this "Letter Agreement") sets forth the agreement between Empire Financial Holding Company ("Empire Financial") and Centennial Capital Management, Inc. (the "Company") regarding the payment of the purchase price for the assets of the Company purchased by Empire Financial pursuant to the terms of that certain Asset Purchase Agreement, dated as of July 11, 2001, by and among Empire Financial Group, Inc., the Company, and Centennial Capital Holdings, Inc. (the "Agreement"). The rights and obligations of Empire Financial Group, Inc. under the Agreement were transferred to Empire Financial pursuant to the terms of that certain Assumption Agreement dated as of July 20, 2001.

         Pursuant to the provisions of Section 1.2 of the Agreement, the principal amount of the Note (as defined in the Agreement) to be delivered to the Company by Empire Financial has been determined by the Company and Empire Financial to be $2,125,784.78. In addition, the Company and Empire Financial agree that as of the date of this Letter Agreement, Empire Financial has been paid certain liabilities on behalf of the Company and has otherwise advanced the Company an aggregate of $390,630.20. As set forth in that certain letter dated January 4, 2002 from the Company to Empire Financial (the "Previous Letter"), the Company had elected to receive a portion of the purchase price in cash and the balance in shares of common stock of Empire Financial.

         Empire Financial has advised the Company that it has filed a Registration Statement on Form S-1 in connection with the initial public offering of its common stock (the "IPO").

         Notwithstanding anything contained in the Agreement or the Previous Letter to the contrary, Empire Financial and the Company agree that within five business days after the closing of the IPO, Empire Financial will pay the Company $1,735,154.58 in cash, less the aggregate amount of any liabilities paid on behalf of the Company or other amounts that may be advanced by Empire Financial to the Company after the date of this Letter Agreement, as full and final payment of the purchase price for the assets. If Empire Financial does not complete the IPO by July 31, 2002, it shall deliver the Note to the Company no later than August 1, 2002 with a principal amount equal to $1,735,154.58, less the aggregate amount of any liabilities paid on behalf of the Company or other amounts that may be advanced by Empire Financial to the Company after the date of this Letter Agreement, as full and final payment of the purchase price for the assets.

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Centennial Capital Management, Inc.
February 13, 2002
Page 2


         This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Florida. This Letter Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may be executed in counterparts, both of which taken together shall constitute one instrument.

         If the foregoing accurately reflects our agreement, please execute this letter in the space provided below.

                                         Very truly yours,

                                         Empire Financial Holding Company



                                         By: /s/ Kevin M. Gagne    2/13/02
                                             -----------------------------
                                               Kevin M. Gagne,
                                               Co-Chief Executive Officer



                                         By: /s/ Richard L. Goble
                                             ----------------------------
                                               Richard L. Goble,
                                               Co-Chief Executive Officer



Agreed and accepted as of the date first written above:

Centennial Capital Management, Inc.



By: /s/ Rodger F. Rees, President
    -----------------------------
      Rodger F. Rees, President